UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 14, 2010
Navigant Consulting, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Other Jurisdiction of Incorporation)	001-12173 Commission File Number	36-4094854 (IRS Employer Identification No.)
30 S. Wacker, Suite 3550, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone number, including area code (312) 573-5600
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
On May 17, 2010, Navigant Consulting, Inc. (the “Company”) announced that it had acquired substantially all the assets of Daylight Forensic & Advisory LLC and its subsidiary (together, “Daylight”), an international regulatory consulting and investigative firm specializing in financial investigations, anti-money laundering consulting, regulatory compliance, forensic technology services and fraud risk management. The acquisition was effected pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) among the Company, Daylight, the members of Daylight and other related parties.
The Company has agreed to purchase substantially all of the assets of Daylight, which primarily consist of client contracts and relationships, for a purchase price consisting of:
•	$30,000,000 in cash paid at closing; and

•	$10,000,000 in cash to be paid on May 14, 2011.
The Purchase Agreement contains customary representations, warranties and covenants, as well as customary mutual indemnification obligations. A copy of the Purchase Agreement is filed as Exhibit 2.1 to this report and is incorporated by reference in this report. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement. A copy of the press release issued by the Company announcing the acquisition is filed as Exhibit 99.1 to this report and is incorporated by reference in this report.
In connection with the Purchase Agreement, the Company entered into employment agreements with the two principals of Daylight for initial employment periods of five years.
The summary disclosure above and the Purchase Agreement filed as Exhibit 2.1 to this report are being furnished to provide information regarding certain of the terms of the Purchase Agreement. No representation, warranty, covenant or agreement described in the summary disclosure or contained in the Purchase Agreement is, or should be construed as, a representation or warranty by the Company to any investor or a covenant or agreement of the Company with any investor. The representations, warranties, covenants and agreements contained in the Purchase Agreement are solely for the benefit of the Company, Daylight and its members party thereto, may represent an allocation of risk between the parties, may be subject to standards of materiality that differ from those that are applicable to investors and may be qualified by disclosures between the parties.
ITEM 9.01 Financial Statements and Exhibits
2.1	Asset Purchase Agreement dated as of May 14, 2010 (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted but will be provided supplementally to the Commission upon request).
99.1	Press Release of the Company dated May 17, 2010.
SIGNATURES
     Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 17, 2010	Navigant Consulting, Inc.
	By:	/s/ Thomas A. Nardi
		Name:	Thomas A. Nardi
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

2.1	Asset Purchase Agreement dated as of May 14, 2010 (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted but will be provided supplementally to the Commission upon request).

99.1	Press Release of the Company dated May 17, 2010.